Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. § 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Steven Rossi and Michael Johnston, the Chief Executive Officer and Chief Financial Officer, respectively, of Worksport Ltd. (the “Company”), each hereby certify, that, to his knowledge:

1. The Annual Report on Form 10-K for the year ended December 31, 2020 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2021

/s/ Steven Rossi
Name:	Steven Rossi
Title:	Chief Executive Officer

/s/ Michael Johnson
Name:	Michael Johnson
Title:	Chief Financial Officer